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Exhibit 99.1

CERTIFICATIONS

        In connection with the Annual Report of Sharper Image Corporation, a Delaware corporation (the "Company"), on Form 10-K for the period ended January 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Richard Thalheimer, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350), that to my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ RICHARD THALHEIMER Richard Thalheimer Chairman and Chief Executive Officer

April 28, 2003

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  Exhibit 99.1
CERTIFICATIONS